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                                                                    Exhibit 21.1

                SUBSIDIARIES OF COTELLIGENT, INC. (THE "COMPANY")
                -------------------------------------------------
                             AS OF DECEMBER 31, 2001
                             -----------------------

                                                 State or Other Jurisdiction of
               Subsidiary                        Incorporation of Organization
-----------------------------------------        -------------------------------
Cotelligent USA, Inc.                            California corporation
R. Reed Business Systems Consulting, Inc.        Illinois corporation
CZG Mobile Ventures, Inc.                        Delaware corporation
bSmart.to LLC                                    Delaware Limited Liability
                                                 corporation
Jas Concepts, Inc.                               Pennsylvania corporation